Exhibit 23.3

Consent of L.E.K. Consulting LLC

L.E.K. Consulting LLC (“L.E.K.”) hereby consents to the use of L.E.K.’s name, and the statements attributed to L.E.K., in the Amendment No. 2 to the Registration Statement of Aegerion Pharmaceuticals, Inc. on Form S-1 filed with the Securities and Exchange Commission on October 7, 2010 (the “Amendment No. 2”), and all amendments thereto, provided that any modifications to the use of L.E.K.’s name or the statements attributed to L.E.K. shall be subject to the prior consent of L.E.K.

L.E.K. Consulting LLC

By:	/s/ Shuba Satyaprasad
Name:	Shuba Satyaprasad
Title:	Internal Counsel

October 6, 2010

Boston, MA